Exhibit 3.111

MINNESOTA SECRETARY OF STATE

ARTICLES OF ORGANIZATION FOR

A LIMITED LIABILITY COMPANY

MINNESOTA STATUTES CHAPTER 322B

Filing Fee: $160.00

READ THE INSTRUCTIONS BEFORE COMPLETING THIS FORM

1. Name of Company:	ADESA Minnesota, LLC
(The Company name must include the words Limited Liability Company or the abbreviation LLC)

2. Registered Office Address: (P.O. Box is Unacceptable)

380 Jackson Street, Suite 700	St. Paul	MN	55101
Complete Street Address or Rural Route and Rural Route Box Number	City	State	Zip Code

3. Name of Registered Agent (optional): Corporation Service Company

4. Business Mailing Address: (if different from registered office address)

13085 Hamilton Crossing Blvd.	Carmel	IN	46032
Address	City	State	Zip Code

5. Desired Duration of LLC: (in years)    (If you do not complete this item, a perpetual duration is assumed by law.)

6. Does this LLC own, lease or have any interest in agricultural land or land capable of being farmed?

    (Check One)    Yes  ☐    No  ☒

7. Name and Address of Organizer(s):

Name (print)	Complete Address	Signature
Street City State Zip
Michelle Mallon	13085 Hamilton Crossing Blvd.	Michelle Mallon
Carmel, IN 46032

8. List a name, daytime phone number, and e-mail address of a person who can be contacted about this form.

Cheryl Shrader	(317)249-4217
Contact Name	Phone Number

cshrader@adesa.com
E-Mail Address